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                                                                   EXHIBIT 10.14

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT No. 3561 (this "AGREEMENT") is entered into as of May 21,2003, by and between LIGHTHOUSE CAPITAL PARTNERS IV, L.P. ("LENDER") AND NEUROMETRIX, INC., a Delaware corporation ("BORROWER").

                                    RECITALS

     Borrower wishes to borrow money from time to time from Lender and Lender desires to lend money to Borrower. This Agreement sets forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.

                                    AGREEMENT

     The parties agree as follows:

     1.     DEFINITIONS AND CONSTRUCTION

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

     "ADVANCE" means each extension of credit by Lender to Borrower under this Agreement.

     "AFFILIATE" means any Person that owns or controls directly or indirectly five percent (5%) or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

     "BASIC RATE" means a PER ANNUM fixed rate of interest (based on a year of 360 days and actual days elapsed) equal to eleven percent (11%).

     "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

     "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

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     "COLLATERAL" means the Property described on EXHIBIT A-1 attached hereto.

     "COMMITMENT" means $3,000,000.00.

     "COMMITMENT TERMINATION DATE" means December 31, 2003.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise; of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation in each case of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "CONTROL AGREEMENT" means an agreement in the form of EXHIBIT A-2 attached hereto executed by Lender, Borrower and each applicable financial institution and/or securities/investment intermediary in which such financial institution and/or intermediary agrees that Lender has a security interest in any account of Borrower.

     "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

     "DEFAULT RATE" means the PER ANNUM rate of interest equal to fourteen percent (14%), but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

     "EVENT OF DEFAULT" has the meaning given to such term in Section 8.

     "FACILITY FEE" has the meaning given to such term in Section 25(a).

     "FINAL PAYMENT" means eleven percent (11%) of the amount of the Advances hereunder.

     "FUNDING DATE" means any date on which an Advance is made to or on account of Borrower under this Agreement.

     "GOVERNMENTAL AUTHORITY" means (a) any federal, state, county, municipal or foreign, government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

     "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means an agreement in the form of EXHIBIT D or such other form as Lender may agree to accept.

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     "INTERIM PAYMENT" has the meaning given to such term in Section 2.4(b).

     "LENDER'S EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and negotiation (in an amount not to exceed $10,000.00) and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

     "LIEN" means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

     "LOAN COMMENCEMENT DATE" means the first day of the calendar month next following the six (6) month anniversary of the Funding Date of an Advance.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Warrant, and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

     "LOAN REPAYMENT FACTOR" means an amount equal to 3.7930%.

     "MATERIAL ADVERSE CHANGE" means in Lender's sole judgment, that there has been, or will imminently occur: (i) a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or (ii) a material adverse deviation by Borrower in the conduct of its business as now conducted; or (iii) a material impairment of the value of the Collateral or the priority of Lender's security interests in the Collateral, or (iv) a material impairment of the prospect of repayment of any portion of the Obligations.

     "MATURITY DATE" means, with respect to each Advance, the last day of the Repayment Period for such Advance, or if earlier, the date of prepayment under
Section 2.6.

     "MINIMUM FUNDING AMOUNT" means $500,000.00.

     "NOTICE OF BORROWING" means a supplement to this Agreement in substantially the form of EXHIBIT C.

     "OBLIGATIONS" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Advances, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise (but only such debts, liabilities or obligations that were consented to by the Borrower as being Obligations hereunder), and further including all interest not paid when due and all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

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     "PAYMENT DATE" has the meaning given to that term in Section 2.4(a).

     "PERMITTED INDEBTEDNESS" means the following:

            (a)    any loans made from time to time by Lender, and

            (b) Indebtedness secured by the Permitted Liens in SECTION (b) of the definition of Permitted Liens, as approved by Lender in its sole discretion;

            (c) Indebtedness incurred in the ordinary course of business with respect to the deferred purchase price of Property or services provided such Indebtedness does not cause any Liens other than Permitted Liens to arise; and

            (d)    Indebtedness existing on the date hereof and disclosed on
SCHEDULE 3.

     "PERMITTED INVESTMENTS" means the following:

            (a) investments shown on SCHEDULE 3 and existing as of the date hereof;

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one
(1) year from its acquisition, (ii) commercial paper maturing no more than one
(1) year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investor Service, Inc., and (iii) bank certificates of deposit issued maturing no more than one (1) year after issue; and (iv) shares of any so-called "money market fund" or any mutual fund which has at least 85% of its assets invested in investments of the type described in clauses (i), (ii), or (iii) above.

            (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

            (d) investments accepted in connection with transfers permitted by SECTION 7.2;

            (e) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

            (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent

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obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, PROVIDED HOWEVER, the amount as set forth in this paragraph (f) shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

            (g) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; PROVIDED that this paragraph (g) shall not apply to investments of Borrower in any Subsidiary; and

            (h) investments in joint ventures that include (i) the licensing or development of intellectual property or (ii) providing of technical support, in each case consistent with the conduct of Borrower's business as now conducted or proposed to be conducted and PROVIDED no Liens other than Permitted Liens arise as a result thereof.

     "PERMITTED LIENS" means the following:

            (a)    The Lien created by this Agreement;

            (b)    Any Liens existing as of the date hereof and disclosed in
SCHEDULE 1;

            (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

            (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, and

            (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause
(b) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

     "PERSON" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "REPAYMENT PERIOD" means the period beginning on the Loan Commencement Date and continuing for thirty (30) calendar months.

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     "RESPONSIBLE OFFICER" means each of the President and the Chief Financial
Officer of Borrower or such other Person as Borrower shall in writing certify to Lender as being a Responsible Officer.

     "SCHEDULED PAYMENTS" has the meaning given to such term in SECTION 2.4(a).

     "SUBSIDIARY" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

     "TERM" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Advances.

     "WARRANT" means the Warrant in favor of Lender to purchase securities of Borrower substantially in the form of EXHIBIT B.

            1.2 OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

     2.     LOAN AND TERMS OF PAYMENT

            2.1 COMMITMENT. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Advances; PROVIDED that the aggregate principal amount of the Advances shall not exceed the Commitment at such time. If prepaid, the principal of the Advances may not be re-borrowed.

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            2.2    USE OF PROCEEDS; THE ADVANCES.

                   (a) USE OF PROCEEDS. The proceeds of the Advances shall be used solely for working capital purposes.

                   (b) THE ADVANCES. The Advances shall be repayable in consecutive monthly installments in accordance with the terms of SECTION 2.4. Lender may, and is hereby authorized by Borrower to, endorse in Lender's books and records appropriate notations regarding Lender's interest in the Advances; PROVIDED, HOWEVER, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

            2.3    PROCEDURE FOR MAKING ADVANCES.

                   (a) NOTICE. Whenever Borrower desires that Lender make an Advance, Borrower shall so notify Lender in writing (or by telephone with prompt confirmation in writing) at least five (5) Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Each such notification shall be promptly confirmed by a Notice of Borrowing in substantially the form of EXHIBIT C hereto. Lender's obligation to make Advances shall be expressly subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2.

                   (b) INTEREST RATE. Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until such Advance has been paid in full, at a PER ANNUM rate of interest equal to the Basic Rate. All computations of interest on each Advance shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                   (c) DISBURSEMENT. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2 with respect to the initial Advance and the satisfaction of the conditions set forth in SECTION 3.2 with respect to each subsequent Advance, Lender shall disburse the Advances.

                   (d) TERMINATION OF COMMITMENT TO LEND. Notwithstanding anything in the Loan Documents; Lender's obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the earlier of (i) at the Lender's sole election, the occurrence and continuance of any Event of Default hereunder, and (ii) the Commitment Termination Date.

            2.4 AMORTIZATION OF PRINCIPAL AND INTEREST; INTERIM PAYMENT, FINAL PAYMENT.

                   (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower shall make payments of principal in advance and interest monthly in advance for each Advance

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(collectively, "SCHEDULED PAYMENTS"), commencing on the Loan Commencement Date with respect to such Advance and continuing thereafter during the Repayment Period on the first Business Day of each month (each a "PAYMENT DATE"), in an amount equal to the Loan Repayment Factor multiplied by the amount of the Advance as of the Loan Commencement Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Advance.

                   (b) INTERIM PAYMENT. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the "INTERIM PAYMENT") equal to accrued interest on the principal amount of each Advance calculated at the Basic Rate from the Funding Date of such Advance (and thereafter recalculated on the first Business Day of each calendar month during which an Interim Payment is due), until commencement of the Repayment Period with respect to the Advance.

                   (c) FINAL PAYMENT. In addition to unpaid principal and accrued interest and all other amounts due on such date, Borrower shall pay the Final Payment with respect to the Advances on the Maturity Date with respect to each Advance, unless sooner paid under SECTION 2.6(b).

            2.5    FEES. Borrower shall pay to Lender the following:

                   (a) FACILITY FEE. A Facility Fee equal to one percent (1%) of each Advance amount shall be due and payable on the Funding Date of such Advance and shall be fully earned and non-refundable as of such date;

                   (b) COMMITMENT FEE. A Commitment Fee equal to Ten Thousand Dollars ($10,000) which has been paid by Borrower to Lender, which fee shall be applied to amounts due under the Agreement;

                   (c) LATE FEE. A late charge on any Scheduled Payments or other sums due hereunder which are past due, in an amount equal to two percent (2%) of the past due amount payable on demand.

            2.6    PREPAYMENTS.

                   (a) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Advances are accelerated following the occurrence of an Event of Default, then Borrower shall immediately pay to Lender (i) all unpaid Interim Payments and/or Scheduled Payments with respect to the Advances due prior to the date of prepayment, (ii) the outstanding principal amount of the Advances and any unpaid accrued interest, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances.

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                   (b)    VOLUNTARY PREPAYMENT. Borrower may voluntarily prepay
the Advances or prepay in total any particular Advance, PROVIDED that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Interim Payments and/or Scheduled Payments with respect to the Advances being prepaid which are due prior to the date of prepayment, (ii) the outstanding principal amount of the Advances being prepaid and any unpaid accrued interest
(iii) the Final Payment with respect to the Advances being prepaid, and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances. Lender shall not be required to accept the Partial prepayment of any Advance.

                   (c) NO OTHER PREPAYMENT. Borrower may not prepay any Advance except pursuant to SECTION 2.6 (a) AND (b) above in which event the prepayment shall be made as described in such section.

            2.7    OTHER PAYMENT TERMS.

                   (a) PLACE AND MANNER. Borrower shall make all payments due to Lender by payments to Lender at the address specified in SECTION 11, in lawful money of the United States and in same day or immediately available funds.

                   (b) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                   (c) DEFAULT RATE. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents, (including principal, interest; and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Default are cured, as applicable, at a PER ANNUM rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.

            2.8 MINIMUM FUNDING AMOUNT{the "MINIMUM FUNDING AMOUNT"}. Except with the prior consent of Lender, in Lender's sole discretion, the amount of the requested Advance shall not be less than the Minimum Funding Amount.

            2.9 CREDITING PAYMENTS. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment

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received by Lender after 11:00 a.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

            2.10 TERM. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the Maturity Date of the final Advance; provided however, that nothing in this
SECTION 2.10 shall be deemed to modify or limit Lender's rights and remedies with respect to the collection or enforcement of any Obligations which are outstanding at such time, or the enforcement of Lender's rights and remedies if an Event of Default has occurred or is continuing at such time, or Lender's ability to assert any indemnity claims against Borrower.

     3.     CONDITIONS OF ADVANCES

            3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, all of the following:

                   (a)    This Agreement duly executed by Borrower.

                   (b) The Warrant to be issued to Lender duly executed by Borrower.

                   (c) The Intellectual Property Security Agreement to be issued to Lender duly executed by Borrower.

                   (d)    Copies of the contracts and agreements referenced in
SECTION 5.14, and any third party consents related thereto required by the terms thereof in connection with Borrower's performance of the Loan Documents.

                   (e) An officer's certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                   (f) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

                   (g)    Evidence of the insurance coverage required by SECTION
6.8 of this Agreement.

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                   (h)    Payment of any unreimbursed Lender's Expenses not to
exceed $10,000.00; provided that the Commitment Fee shall be applied to such payment.

                   (i) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

                   (j) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

                   (a) A certificate executed and delivered in favor of Lender that no Default or Event of Default shall have occurred or is continuing.

                   (b) Borrower shall have executed a Notice of Borrowing with respect to the proposed Advance.

                   (c) The Pledge and Security Agreement between Borrower and Comerica Bank shall have been executed and delivered by each of Comerica Bank and the Borrower to the other.

                   (d) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to
SECTION 4, including the filing of UCC termination statements terminating the UCC financing statements naming Comerica Bank as secured party, as filed in the jurisdiction of Massachusetts.

                   (e) Borrower shall have delivered to Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien (other than a Permitted Lien) superior to the Lien of Lender on any item of Collateral.

                   (f) Borrower shall have delivered to Lender a Control Agreement with respect to each depository and securities account of Borrower, if such Control Agreement has not previously been delivered to Lender.

                   (g) Borrower shall have paid the Facility Fee with respect to the Advance.

                   (h) Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate to evaluate whether an Event of Default

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has occurred or is continuing and whether there has otherwise been a Material
Adverse Change or to affirm or reinstate Lender's security interest and priority in the Collateral.

            3.3 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Advance, if such Advance is made. Borrower expressly agrees that the extension of such Advance prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

     4.     CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral, subject only to the Permitted Liens, in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.

            4.2 DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this SECTION 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

            4.3 POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; PROVIDED, HOWEVER, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

            4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's first priority, perfected security interests in the Collateral, subject only to Permitted Liens, and in order to consummate fully all of the transactions contemplated under the Loan Documents.

            4.5 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

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     5.     REPRESENTATIONS AND WARRANTIES

     Borrower represents, warrants and covenants as follows:

            5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.

            5.2 AUTHORITY. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

            5.3 SUBSIDIARIES. Borrower has no Subsidiaries, except those listed in SCHEDULE 2 hereto.

            5.4 CONFLICT WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or except to the extent that any contract identified on SCHEDULE 3 requires any consent or approval, which consent or approval shall be obtained on or prior to the date hereof, any material agreement or instrument to which Borrower is a pasty or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

            5.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Advances, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            5.6 NO PRIOR ENCUMBRANCES. Except as set forth in SCHEDULE 1, Borrower has good and marketable title in and to, or an enforceable right to use, the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the first priority lien held by the Lender and except for other Permitted Liens. Except as disclosed in SCHEDULE 1, Borrower

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has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

            5.7 LOCATION OF CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS AND COLLATERAL. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth in
SECTION 11. The Collateral is presently located at the addresses set forth in
SECTION 11.

            5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could reasonably be expected to have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages to Borrower of One Hundred Thousand Dollars ($100,000) or more.

            5.9 FINANCIAL STATEMENTS. All financial statements relating to Borrower or any Affiliate that have been delivered, are set forth on SCHEDULE 4, and may hereafter be required to be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and the periods covered thereby and Borrower's results of operations for the periods then ended.

            5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 TAXES. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, or has contested in good faith and has adequately reserved against the payment of, all taxes that are due and payable.

            5.12 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents except for such approvals, authorizations and consents obtained on or prior to the date hereof required to be so obtained for Borrower's performance of the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

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            5.13   TRADEMARKS, PATENTS, COPYRIGHTS, FRANCHISES AND LICENSES.
Borrower possesses and owns or has an enforceable right to use all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

            5.14 MATERIAL CONTRACTS. All currently effective contracts and agreements (whether written or oral) to which Borrower is a party are identified on SCHEDULE 3 hereto. There are no material defaults under any such contract or agreement by Borrower. Borrower has made available to Lender, as requested by Lender, true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

            5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which they were made.

     6.     AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

            6.1 GOOD STANDING. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

            6.2 GOVERNMENT COMPLIANCE. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of Borrower.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer, (b) commencing with the 2002 fiscal year, as soon as available, but in any event within one hundred and twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to

Lender, PROVIDED, HOWEVER, for the 2002 fiscal year only, Borrower shall provide such audited financial statements within one hundred and fifty (150) days after the end of Borrower fiscal year, (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened in writing against Borrower, and (e) such other financial information as Lender may reasonably request from time to time.

            6.4 CERTIFICATES OF COMPLIANCE. Each time financial statements are furnished pursuant to SECTION 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an "OFFICER'S CERTIFICATE") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of SECTIONS 6 AND 7.

            6.5 NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

            6.6 TAXES. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

            6.7    USE; MAINTENANCE.

                   (a) Borrower, at its expense, shall cause the Collateral to be operated in accordance with sound business practices and, if applicable, with past practices. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

                   (b) Borrower, at its expense, shall maintain the Collateral consistent with sound business practices, and if applicable, past practices, in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral by Borrower may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to

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the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with qualified suppliers. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be timely paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

            6.8    INSURANCE.

                   (a) Borrower, at its own expense, shall obtain and maintain in amounts and coverages satisfactory to Lender (a) insurance against loss or damage to the Collateral, (b) commercial general liability insurance, including contractual liability, products liability and completed operations coverage according to standard industry practices, and (c) such other insurance against such other risks of loss and with such terms as shall be reasonably satisfactory to or reasonably required by Lender as to carriers, amounts and otherwise. The amount of insurance covering loss or damage to the Collateral shall be the greater of (i) the replacement value of the Collateral (as new) or
(ii) the outstanding principal amount of the funds disbursed hereunder and all other then outstanding amounts payable under the Loan Documents.

                   (b) The amount of commercial general public liability insurance (other than products liability coverage and completed operations insurance) shall be at least $2,000,000 per occurrence. The amount of such products liability and completed operations insurance shall be at least $2,000,000 per occurrence. The deductible with respect to insurance against loss or damage to the Collateral and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lender. Each such insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer's waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off counterclaim or offset against Lender, (iv) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least thirty
(30) days prior written notice of cancellation. Borrower shall, on or prior to the first disbursement of funds hereunder and prior to each policy renewal, furnish to Lender certificates of insurance. Borrower shall give Lender prompt notice of any damage to, or loss of, any Collateral.

            6.9    LOSS; DAMAGE; DESTRUCTION AND SEIZURE.

                   (a) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                   (b) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to SECTION 6.8 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, (i) be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement, or (ii) with respect to any items of Collateral valued at Two Hundred Thousand Dollars ($200,000) or less, apply the insurance proceeds to Borrower's general working capital or (iii) with respect to items of Collateral valued in excess of Two Hundred Thousand Dollars ($200,000) and with prior notice to and the consent of Lender, which consent shall not be unreasonably withheld, apply the insurance proceeds to Borrower's general working capital. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this SECTION 6.9(b) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve its security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

            6.10   BOARD OBSERVATION AND CONSULTATION RIGHTS.

                   (a) During the Term, Lender, shall be entitled, upon execution of a confidentiality agreement mutually acceptable to Lender and Borrower, to receive (at the same time as other members of Borrower's Board of Directors) notice of all meetings of the Board of Directors and all materials disseminated to the Directors, and to have a representative attend all meetings of the Board of Directors.

                   (b) Up and until a such time as the Borrower consummates an initial public offering of its securities and becomes subject to the reporting requirements of the 1934 Exchange Act, as amended, at such time as Lender grants a participation to one of its affiliated entities subject to ERISA requirements, Borrower will execute a Management Rights Letter in the form attached hereto as Exhibit F.

            6.11 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

            6.12 EQUITY PARTICIPATION RIGHT. Borrower shall use reasonable best efforts to grant Lender, exercisable at Lender's sole discretion, the option to purchase for cash up to $250,000.00 of preferred stock in Borrower's next round of venture capital preferred stock financing which is not a Strategic Round (as defined below) upon the same terms and conditions as all other financial investors investing up to $250,000.00 at the same time. Borrower shall provide Lender at least seven (7) days' prior written notice of the proposed closing date of such preferred stock financing together with available drafts of the investment documents for such financing in such state as the drafts may be at the time the notice is provided. Following Borrower's receipt of a written indication from Lender that Lender is interested in participating in the financing, Borrower shall circulate to Lender subsequent drafts of investment documents generally provided to all other potential investors in the financing. For purposes hereof, a "Strategic Round" shall mean the issuance and sale of preferred stock of the Borrower in which one or more "strategic investors" is purchasing more than fifty percent (50%) of the preferred stock issued and sold in such transaction, which purchase is made by the "strategic investor" in connection with a separate transaction between an Affiliate of such investor and Borrower, including, for example, a licensing, development, sale or joint venture agreement.

     7.     NEGATIVE COVENANTS

     Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

            7.1 CHIEF EXECUTIVE OFFICE; LOCATION OF COLLATERAL. During the continuance of this Agreement, change the state of incorporation, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed in SECTION 11 without thirty (30), days prior written notice to Lender.

            7.2 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets that have become worn out or obsolete or that are promptly being replaced.

Notwithstanding anything contained in this SECTION 7.2, the Borrower may do any of the following: (i) transfer licenses and similar arrangements for use of its intellectual property, or enter into joint venture and co-development arrangements, in each case in the ordinary course of its business for adequate consideration, which transactions are consistent with the conduct of Borrower's business as now conducted or proposed to be conducted (it being acknowledged that joint ventures and co-development arrangements are in the ordinary course of Borrower's business) (ii) declare and make any dividend payment payable in its equity securities, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former employees of Borrower in accordance with the terms of repurchase, vesting or similar agreements between Borrower and such employees in its ordinary course of business, (v) repurchase equity securities with the proceeds from the issuance of equity securities, (vi) repurchase, redeem, retire, defease or otherwise acquire for value equity securities in connection with or pursuant to any employees benefit plan or stock option plan of the Borrower; (vii) provided no Event of Default has occurred and is continuing or is not caused thereby, mergers, consolidations or acquisitions, which after giving effect thereto, Borrower is the surviving entity, and (viii) enter into Permitted Investments.

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            7.3    RESTRUCTURE. Change Borrower's name; make any material change in Borrower's financial structure or business operations (other than through the sale of stock to equity investors or in Permitted Investments); cause, permit, or suffer any material change in Borrower's ownership other than in connection with the sale of stock to equity investors, or suspend operation of Borrower's business.

            7.4 LIENS. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

            7.5 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

            7.6 INVESTMENTS. Make any Investment in any Person, other than Permitted Investments; and other than as permitted under SECTION 7.2(1), or permit any Subsidiary to do so.

            7.7 DISTRIBUTIONS. Except as permitted by SECTION 7.2, pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for the repurchase of stock in accordance with the existing terms of Borrower's stock option and incentive plans, which terms have been approved by the Board of Directors of the Borrower.

            7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are (i) in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person or (ii) are approved by a majority of the disinterested members of the Borrower's Board of Directors or a committee thereof.

            7.9 COMPLIANCE. Become an "investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8.     EVENTS OF DEFAULT

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

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

            8.1 PAYMENT DEFAULT. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations and Borrower has failed to cure such Default within three (3) days.

            8.2 CERTAIN COVENANT DEFAULTS. If Borrower fails to perform any obligation under SECTIONS 6.8, 6.9, or 6.10, or violates any of the covenants contained in SECTION 7 of this Agreement and Borrower has failed to cure such Default within five (5) Business Days.

            8.3 OTHER COVENANT DEFAULT. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence of such default.

            8.4 MATERIAL ADVERSE CHANGE. If there occurs a Material Adverse Change; provided however, that any time following the termination of the Commitment Termination Date, Borrower shall be permitted not more than fifteen
(15) days after Borrower learns of or knows of the Material Adverse Change to cure such Material Adverse Change to the reasonable satisfaction of Lender.

            8.5 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, PROVIDED that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

            8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of Two Hundred Fifty Thousand Dollars ($250,000).

            8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty(30) days.

                                       21
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            8.8    REDEMPTION OR REPURCHASE. Borrower shall, after the date of this Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock or (b) more than Fifty Thousand Dollars ($50,000) in the aggregate of common stock, in each case whether pursuant to a mandatory redemption or otherwise.

            8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower; provided that at any time subsequent to the Commitment Date, Borrower shall be permitted thirty (30) days to cure such Default.

            8.10 ENFORCEABILITY. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

            8.11 INVOLUNTARY BANKRUPTCY OR INSOLVENCY. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

            8.12 VOLUNTARY BANKRUPTCY OR INSOLVENCY. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

     9.     LENDER'S RIGHTS AND REMEDIES

            9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                   (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the outstanding principal amount of, and accrued interest on, each Advance, immediately due and payable (PROVIDED that upon the occurrence of an Event of Default described in SECTION 8.11 or 8.12 all Obligations shall become immediately due and payable without any action by Lender);

                   (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                   (c) Without prior notice to Borrower (provided that notice is provided to Borrower within a commercially reasonable time thereafter), set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;

                   (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely to enable Lender to exercise its rights and remedies pursuant to and in accordance with the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                   (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable;

                   (f)    Lender may credit bid and purchase at any public sale;
and

                   (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 WAIVER BY BORROWER. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or

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in any manner whatever claim or take any benefit or advantage of, any stay or extension of law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof.

            9.3 EFFECT OF SALE. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

            9.4 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under SECTION 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

            9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.8 of this Agreement, and take any action with respect to such policies as Lender reasonably deems prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make Similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

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            9.6    REMEDIES CUMULATIVE. Lender's rights and remedies under this
Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

            9.7 APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time off or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                   (a) FIRST, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender,

                   (b) SECOND, to the payment to Lender of the amount then owing or unpaid on the Advances for Scheduled Payments, the unpaid principal amount of the Advances, and all other Obligations with respect to all Advances, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Advances, then to the unpaid interest thereon, then to the unpaid principal amount of the Advances, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

                   (c) THIRD to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

            9.8 REINSTATEMENT OF RIGHTS. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

     10.    WAIVERS; INDEMNIFICATION

            10.1 DEMAND; PROTEST. Except as otherwise reserved by Borrower in the Loan Documents, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

            10.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9-207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof, or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            10.3 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated:

                   (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold bender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof; whether or not any Indemnified Person is a party thereto (all the foregoing collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                   (b)    SURVIVAL; DEFENSE. The obligations in this SECTION
10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this SECTION 10.3 shall be paid within thirty (30) days after written demand.

     11.    NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

  If to Borrower:         NeuroMetrix, Inc.
                          62 Fourth Avenue
                          Waltham, MA 02451

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

                          Attention: Chief Financial Officer
                          FAX: 781-980-1556

  With a copy to:         Goodwin Procter LLP
                          53 State Street
                          Boston, MA 02109
                          Attention  H. David Henken, P.C.
                          Fax: 617-523-1231

  If to Lender:           Lighthouse Capital Partners IV, LP
                          500 Drake's Landing Road
                          Greenbrae, California  94904-3011
                          Attention: Contract Administrator
                          FAX: (415) 925-3387

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12.    GENERAL PROVISIONS

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of Borrower at any time after the Commitment Termination Date to sell, transfer, negotiate, or grant participations (a "Lender Assignment") in all or any part of, or any interest in such Lender's rights and benefits hereunder to a Person that is not a competitor of the Borrower and who has executed a confidentiality agreement with Borrower reasonably acceptable to Borrower; provided that Lender will provide Borrower with not less than thirty (30) days prior notice of the proposed Lender Assignment.

            12.2 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.4   ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

                   (a) This Agreement and each of the other Loan Documents dated as of the date hereof taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                   (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; ACCORDINGLY, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

                   (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this SECTION 12.4 shall be binding upon Lender and on Borrower.

            12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

            12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

            12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

     13.    TAX REPORTING. Borrower and Lender hereby acknowledge and agree that
(i) the Warrant to purchase stock is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code and that pursuant to Treas. Reg. Section 1.1273-2(h), US$100.00 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans and (ii) each agrees to prepare their respective federal income tax returns in a manner consistent with the foregoing agreement.

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     14.    RELATIONSHIP OF PARTIES. Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

     15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:                          LENDER:

NEUROMETRIX, INC.                  LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

                                   By:  LIGHTHOUSE MANAGEMENT
By:/s/ Shai Gozani                      PARTNERS IV, L.L.C., ITS GENERAL PARTNER
   ---------------

Name: Shai Gozani                  By:/s/ Dennis Ryan
                                      ---------------

Title: President and CEO           Name: Dennis Ryan

                                   Title: Chief Operating Officer


Exhibit A-1   -   Collateral Description
Exhibit A-2   -   Control Agreement
Exhibit B     -   Form of Preferred Stock Warrant
Exhibit C     -   Form of Notice of Borrowing
Exhibit D     -   Form of Intellectual Property Security Agreement
Exhibit E     -   Form of Ancillary Documents
Exhibit F     -   Management Rights Letter
DISCLOSURE SCHEDULES:
Schedule 1    -   Existing Liens
Schedule 2    -   Subsidiaries
Schedule 3    -   Permitted Investments and Permitted Indebtedness
Schedule 4    -   Financial Statements
Schedule 5    -   Schedule of Material Contracts
Schedule 6    -   Indebtedness

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